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                                                                      EXHIBIT 11

                    CANNONDALE CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE)

                                                             YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                              JUNE 28,       JUNE 29,       JULY 1,
                                                                1997           1996           1995
                                                             ----------     ----------     ----------
PRIMARY EARNINGS PER SHARE COMPUTATION:
Weighted average shares outstanding........................      8,638          8,216         5,888
Net effect of options -- based on the treasury stock
  method...................................................        278            381           360
Net effect of warrants -- based on the treasury stock
  method...................................................         --             --           358
                                                              --------       --------        ------
Weighted average number of common shares and equivalents
  outstanding during the period............................      8,916          8,597         6,606
                                                              ========       ========        ======
Income before extraordinary item...........................   $ 13,506       $ 10,146        $8,233
Accumulated preferred stock dividends......................         --             --          (400)
                                                              --------       --------        ------
Income applicable to common shares before extraordinary
  item.....................................................     13,506         10,146         7,833
Extraordinary loss, net of income taxes....................         --             --          (685)
                                                              --------       --------        ------
Income applicable to common shares and equivalent..........   $ 13,506       $ 10,146        $7,148
                                                              ========       ========        ======
Income per share before extraordinary item.................   $   1.51       $   1.18        $ 1.18
Extraordinary loss, net of income taxes....................         --             --         (0.10)
                                                              --------       --------        ------
Net income per share.......................................   $   1.51       $   1.18        $ 1.08
                                                              ========       ========        ======
FULLY DILUTED EARNINGS PER SHARE COMPUTATION(1):
Weighted average shares outstanding........................      8,638          8,216         5,888
Net effect of options -- based on the treasury stock
  method...................................................        278            448           370
Net effect of warrants -- based on the treasury stock
  method...................................................         --             --           358
                                                              --------       --------        ------
Weighted average number of common shares and equivalents
  outstanding during the period............................      8,916          8,664         6,616
                                                              ========       ========        ======
Income before extraordinary item...........................   $ 13,506       $ 10,146        $8,233
Accumulated preferred stock dividends......................         --             --          (400)
                                                              --------       --------        ------
Income applicable to common shares before extraordinary
  item.....................................................     13,506         10,146         7,833
Extraordinary loss, net of income taxes....................         --             --          (685)
                                                              --------       --------        ------
Income applicable to common shares and equivalent..........   $ 13,506       $ 10,146        $7,148
                                                              ========       ========        ======
Income per share before extraordinary item.................   $   1.51       $   1.17        $ 1.18
Extraordinary loss, net of income taxes....................         --             --         (0.10)
                                                              --------       --------        ------
Net income per share.......................................   $   1.51       $   1.17        $ 1.08
                                                              ========       ========        ======

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(1) No effect has been given to the Series A Preferred Stock (Redeemed in
    November 1994) as its effect would be antidilutive